Exhibit 99.1

Procore Announces Second Quarter 2022 Financial Results

CARPINTERIA, CA – August 3, 2022 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the second quarter ended June 30, 2022.

“Our second quarter results demonstrate the value we deliver to the construction industry, especially in a dynamic environment,” said Tooey Courtemanche, Founder, President and CEO of Procore. “Our platform helps drive efficiency within construction and allows customers to have better visibility and control. We are continuing to see the return on investment in our solutions, which can help relieve some of the construction industry’s toughest burdens.”

“We delivered another quarter of solid results, highlighted by continued strength in backlog metrics, expansion momentum and pipeline generation,” said Paul Lyandres, CFO of Procore. “We are excited to host our inaugural Investor Day on November 8 in conjunction with our annual Groundbreak conference.”

Second Quarter 2022 Financial Highlights:

•	Revenue was $172 million, an increase of 40% year-over-year.
o	Including a $7 million contribution from Levelset
•	GAAP gross margin was 79% and non-GAAP gross margin was 83%.
•	GAAP operating margin was (42%) and non-GAAP operating margin was (15%).
•	Operating cash outflow for the second quarter was $27 million.
•	Free cash outflow for the second quarter was $37 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•	Added 594 net new organic customers in the second quarter, ending with a total of 13,403 organic customers.
o	Excluding over 3,000 customers from Levelset
•	Released over 60 product enhancements in the second quarter, including a number of innovations related to our global focus within Preconstruction and Financials.
•	Opened new Asia-Pacific headquarters in Sydney, Australia.
•	Earned a 2022 Top Rated Construction Product Award from TrustRadius.
•	Appointed Joy Durling as Chief Data Officer.

Third Quarter and Full Year 2022 Outlook:

Procore is providing the following guidance for the third quarter and full year 2022:

•	Third Quarter 2022 Outlook:
o	Revenue is expected to be in the range of $174 million to $176 million, representing year-over-year growth of 32% to 33%.
o	Non-GAAP operating margin is expected to be in the range of (13%) to (14%).
•	Full Year 2022 Outlook:
o	Revenue is expected to be in the range of $690 million to $694 million, representing year-over-year growth of 34% to 35%.
▪	Including $29 million from Levelset
o	Non-GAAP operating margin is expected to be in the range of (13%) to (14%).

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call

Procore Technologies, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m., Pacific Time, on Wednesday, August 3, 2022. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release other than statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance, including revenues, expenses, and margins, and our ability to achieve or maintain future profitability, economic and industry trends (in particular the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss per Share:  Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash expenses, Procore believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to acquisitions that are available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with our acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash (used in) provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

About Procore

Procore is a leading global provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore's platform. Procore’s platform connects key project stakeholders to solutions Procore has built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore's App Marketplace has a multitude of partner solutions that integrate seamlessly with Procore’s platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact

Elizabeth Locke

press@procore.com

Investor Contact

Matthew Puljiz

ir@procore.com

Procore Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$172,205	$122,790	$331,721	$236,728
Cost of revenue (1)(2)(3)	36,735	25,493	70,067	45,852
Gross profit	135,470	97,297	261,654	190,876
Operating expenses:
Sales and marketing (1)(2)(3)(4)	103,283	99,905	197,198	153,870
Research and development (1)(2)(3)(4)	63,822	88,627	124,076	123,172
General and administrative (1)(3)(4)	40,667	57,827	83,819	75,754
Total operating expenses	207,772	246,359	405,093	352,796
Loss from operations	(72,302)	(149,062)	(143,439)	(161,920)
Interest income (expense), net	111	(576)	(380)	(1,138)
Other expense, net	(890)	(44)	(347)	(227)
Loss before provision for income taxes	(73,081)	(149,682)	(144,166)	(163,285)
Provision for income taxes	42	37	376	166
Net loss	$(73,123)	$(149,719)	$(144,542)	$(163,451)
Net loss per share attributable to common stockholders, basic and diluted	$(0.54)	$(2.04)	$(1.07)	$(3.11)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	135,927,677	73,539,568	135,232,404	52,564,840

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$2,046	$4,918	$3,504	$6,079
Sales and marketing	12,572	42,855	22,868	46,107
Research and development	13,144	51,317	26,152	54,563
General and administrative	6,133	38,353	18,580	40,997
Total stock-based compensation expense	$33,895	$137,443	$71,104	$147,746

(2)	Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$5,654	$1,086	$11,308	$2,172
Sales and marketing	3,106	466	6,212	945
Research and development	895	680	1,797	863
Total amortization of acquired intangible assets	$9,655	$2,232	$19,317	$3,980

(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$68	$330	$149	$334
Sales and marketing	317	1,215	925	1,357
Research and development	523	1,748	1,550	1,822
General and administrative	182	635	727	715
Total employer payroll tax on employee stock transactions	$1,090	$3,928	$3,351	$4,228

(4)Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Sales and marketing	$208	$110	$415	$110
Research and development	1,090	191	2,191	191
General and administrative	1,081	442	2,119	442
Total acquisition-related expenses	$2,379	$743	$4,725	$743

Procore Technologies, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$563,224	$586,108
Accounts receivable, net	89,274	113,977
Contract cost asset, current	19,251	17,030
Prepaid expenses and other current assets	44,082	35,173
Total current assets	715,831	752,288
Capitalized software development costs, net	42,335	27,062
Property and equipment, net	41,035	36,837
Right of use assets - finance leases	38,291	39,623
Right of use assets - operating leases	48,410	44,052
Contract cost asset, non-current	30,398	25,889
Intangible assets, net	182,501	201,977
Goodwill	539,584	540,922
Other assets	23,569	22,007
Total assets	$1,661,954	$1,690,657
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$21,251	$15,490
Accrued expenses	52,087	65,907
Deferred revenue, current	316,559	301,557
Other current liabilities	29,461	20,750
Total current liabilities	419,358	403,704
Deferred revenue, non-current	3,943	4,024
Finance lease liabilities, non-current	46,451	47,344
Operating lease liabilities, non-current	42,762	41,573
Other liabilities, non-current	3,445	4,723
Total liabilities	515,959	501,368
Stockholders’ equity
Common stock	14	13
Additional paid-in capital	1,953,764	1,852,071
Accumulated other comprehensive loss	(1,029)	(583)
Accumulated deficit	(806,754)	(662,212)
Total stockholders’ equity	1,145,995	1,189,289
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,661,954	$1,690,657

Remaining performance obligation:

The remaining performance obligation was $653.9 million as of June 30, 2022, approximately 72% of which is expected to be recognized as revenue within 12 months. The remaining performance obligation was $478.4 million as of June 30, 2021, approximately 72% of which was expected to be recognized as revenue within 12 months.

Procore Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Operating activities
Net loss	$(73,123)	$(149,719)	$(144,542)	$(163,451)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock-based compensation	33,895	137,443	71,104	147,746
Depreciation and amortization	15,403	7,819	30,550	15,120
Abandonment of long-lived assets	887	-	887	554
Noncash lease expense	2,652	1,869	4,808	3,735
Unrealized foreign currency loss, net	832	86	355	691
Deferred income taxes	(286)	(72)	(638)	(99)
Changes in operating assets and liabilities, net of effect of business combinations
Accounts receivable	(9,788)	(9,610)	24,337	11,113
Deferred contract cost assets	(3,295)	(3,500)	(7,361)	(5,062)
Prepaid expenses and other assets	390	(1,122)	(4,535)	(5,723)
Accounts payable	5,587	608	5,926	(2,908)
Accrued expenses and other liabilities	(4,552)	9,420	(8,909)	14,535
Deferred revenue	6,932	4,206	15,706	10,845
Operating lease liabilities	(2,489)	(557)	(4,359)	(1,929)
Net cash flow (used in) provided by operating activities	(26,955)	(3,129)	(16,671)	25,167
Investing activities
Purchases of property and equipment	(1,908)	(1,801)	(9,433)	(4,194)
Capitalized software development costs	(8,620)	(3,523)	(16,252)	(5,716)
Purchases of strategic investments	(689)	(3,450)	(3,018)	(3,450)
Originations of materials financing	(9,259)	-	(9,259)	-
Customer repayments of materials financing	6,261	-	6,261	-
Acquisition of a business, net of cash acquired	-	(19,982)	-	(19,982)
Settlement of post-close working capital adjustments from business combinations	-	-	1,291	-
Net cash flow used in investing activities	(14,215)	(28,756)	(30,410)	(33,342)
Financing activities
Proceeds from initial public offering, net of underwriting commissions and discounts	-	665,129	-	665,129
Proceeds from stock option exercises	7,697	17,499	14,604	29,126
Payments of deferred offering costs	(270)	(2,987)	(270)	(3,527)
Proceeds from employee stock purchase plan	11,513	-	11,513	-
Payment of deferred business acquisition consideration	-	(475)	-	(475)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(479)	(428)	(844)	(742)
Net cash flow provided by financing activities	18,461	678,738	25,003	689,511
Net (decrease) increase in cash, cash equivalents and restricted cash	(22,709)	646,853	(22,078)	681,336
Effect of exchange rate changes on cash	(981)	(102)	(806)	(731)
Cash, cash equivalents and restricted cash, beginning of period	590,018	417,107	589,212	383,253
Cash, cash equivalents and restricted cash, end of period	$566,328	$1,063,858	$566,328	$1,063,858

Procore Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$172,205	$122,790	$331,721	$236,728
Gross profit	135,470	97,297	261,654	190,876
Stock-based compensation expense	2,046	4,918	3,504	6,079
Amortization of acquired technology intangible assets	5,654	1,086	11,308	2,172
Employer payroll tax on employee stock transactions	68	330	149	334
Non-GAAP gross profit	$143,238	$103,631	$276,615	$199,461
Gross margin	79%	79%	79%	81%
Non-GAAP gross margin	83%	84%	83%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$172,205	$122,790	$331,721	$236,728
GAAP sales and marketing	103,283	99,905	197,198	153,870
Stock-based compensation expense	(12,572)	(42,855)	(22,868)	(46,107)
Amortization of acquired intangible assets	(3,106)	(466)	(6,212)	(945)
Employer payroll tax on employee stock transactions	(317)	(1,215)	(925)	(1,357)
Acquisition-related expenses	(208)	(110)	(415)	(110)
Non-GAAP sales and marketing	$87,080	$55,259	$166,778	$105,351
GAAP sales and marketing as a percentage of revenue	60%	81%	59%	65%
Non-GAAP sales and marketing as a percentage of revenue	51%	45%	50%	45%

GAAP research and development	$63,822	$88,627	$124,076	$123,172
Stock-based compensation expense	(13,144)	(51,317)	(26,152)	(54,563)
Amortization of acquired intangible assets	(895)	(680)	(1,797)	(863)
Employer payroll tax on employee stock transactions	(523)	(1,748)	(1,550)	(1,822)
Acquisition-related expenses	(1,090)	(191)	(2,191)	(191)
Non-GAAP research and development	$48,170	$34,691	$92,386	$65,733
GAAP research and development as a percentage of revenue	37%	72%	37%	52%
Non-GAAP research and development as a percentage of revenue	28%	28%	28%	28%

GAAP general and administrative	$40,667	$57,827	$83,819	$75,754
Stock-based compensation expense	(6,133)	(38,353)	(18,580)	(40,997)
Employer payroll tax on employee stock transactions	(182)	(635)	(727)	(715)
Acquisition-related expenses	(1,081)	(442)	(2,119)	(442)
Non-GAAP general and administrative	$33,271	$18,397	$62,393	$33,600
GAAP general and administrative as a percentage of revenue	24%	47%	25%	32%
Non-GAAP general and administrative as a percentage of revenue	19%	15%	19%	14%

Reconciliation of loss from operations and operating margin to non-GAAP loss from operations and non-GAAP operating margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$172,205	$122,790	$331,721	$236,728
Loss from operations	(72,302)	(149,062)	(143,439)	(161,920)
Stock-based compensation expense	33,895	137,443	71,104	147,746
Amortization of acquired intangible assets	9,655	2,232	19,317	3,980
Employer payroll tax on employee stock transactions	1,090	3,928	3,351	4,228
Acquisition-related expenses	2,379	743	4,725	743
Non-GAAP loss from operations	$(25,283)	$(4,716)	$(44,942)	$(5,223)
Operating margin	(42%)	(121%)	(43%)	(68%)
Non-GAAP operating margin	(15%)	(4%)	(14%)	(2%)

Reconciliation of net loss and net loss per share to non-GAAP net loss and non-GAAP net loss per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$172,205	$122,790	$331,721	$236,728
Net loss	(73,123)	(149,719)	(144,542)	(163,451)
Stock-based compensation expense	33,895	137,443	71,104	147,746
Amortization of acquired intangible assets	9,655	2,232	19,317	3,980
Employer payroll tax on employee stock transactions	1,090	3,928	3,351	4,228
Acquisition-related expenses	2,379	743	4,725	743
Income tax effect of non-GAAP items	110	-	110	-
Non-GAAP net loss	$(25,994)	$(5,373)	$(45,935)	$(6,754)

Numerator:
Non-GAAP net loss	$(25,994)	$(5,373)	$(45,935)	$(6,754)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	135,927,677	73,539,568	135,232,404	52,564,840

GAAP net loss per share, basic and diluted	$(0.54)	$(2.04)	$(1.07)	$(3.11)
Non-GAAP net loss per share, basic and diluted	$(0.19)	$(0.07)	$(0.34)	$(0.13)

Computation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(dollars in thousands)
Net cash (used in) provided by operating activities	$(26,955)	$(3,129)	$(16,671)	$25,167
Purchases of property and equipment	(1,908)	(1,801)	(9,433)	(4,194)
Capitalized software development costs	(8,620)	(3,523)	(16,252)	(5,716)
Non-GAAP free cash flow	$(37,483)	$(8,453)	$(42,356)	$15,257